Exhibit 10.1:

FIRST AMENDMENT TO THE
OIL-DRI CORPORATION OF AMERICA
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
WHEREAS, Oil-Dri Corporation of America (the “Company”) maintains the Oil-Dri Corporation of America Supplemental Executive Retirement Plan (the “Plan”);
WHEREAS, Section 5.1 of the Plan provides that the Company may amend the Plan at any time;
WHEREAS, the Company deems it appropriate to amend the Plan to freeze participation and all future benefit accruals under the Plan effective March 1, 2020; and
WHEREAS, the Board of Directors of the Company has previously approved freezing the Plan.
NOW, THEREFORE, the Company amends the Plan, effective March 1, 2020, as follows:

1. Capitalized terms not defined herein shall have the meaning as defined under the Plan.

2.Article 2 is amended by adding a new Section 2.2 as follows:

“2.4    Participation Freeze. Notwithstanding any provision of the Plan, participation in the Plan is frozen effective March 1, 2020, such that no Retirement Plan participant shall become a Participant on or after March 1, 2020.”
3.Article 3 is amended by adding new Section 3.5 as follows:

“3.5    Plan Freeze. Notwithstanding any provision of the Plan, the Plan is frozen effective March 1, 2020, such that no Participant shall accrue any Excess Benefit, Supplemental Benefit or additional benefit for any purpose on and after March 1, 2020.”
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IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed by the signature of a duly authorized officer as of this 9th day of January 2020 effective as provided herein.

ATTEST By: /s/ Laura G. Scheland Its: Vice President and General Counsel Date: January 9, 2020	COMPANY: OIL-DRI CORPORATION OF AMERICA By: /s/ Daniel S. Jaffee Its: CEO